UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2010

iBio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53125	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

9 Innovation Way, Suite 100 Newark, Delaware 19711
(Address of principal executive offices, including zip Code)

(302) 355-0650
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

Effective April 1, 2010, the Board of Directors (the “Board”) of iBio, Inc. (the “Company”) voted to appoint Pamela Bassett, M.D. to serve on the Board. Dr. Bassett will be one of the Board’s Class III directors, whose members’ terms expire at the Company’s annual meeting to be held in late 2011.

There is no arrangement or understanding between Dr. Bassett and any other person, pursuant to which Dr. Bassett is to be appointed as a director. Dr. Bassett is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment, Dr. Bassett was granted a stock option to purchase 60,000 shares of the Company’s common stock under the Company’s stock incentive plan, which shall vest in three equal annual installments beginning on the first anniversary of Dr. Bassett’s service, at an exercise price set at the last trading price on the date of appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.

Date: April 6, 2010	By:	/s/ Frederick Larcombe

Frederick Larcombe
Chief Financial Officer